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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent public accountants, we consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 1995 (except with respect to the Company's bankruptcy filing discussed in Note 1 as to which the date is March 25, 1996), in Amendment No. 4 to the Registration Statement on Form S-4 No. 333-40551 and related Prospectus of Discovery Zone, Inc. for the registration of $85,000,000 13 1/2% Senior Secured Notes.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois,
January 28, 1998